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                                   Exhibit 1

                    Filing Agreement dated December 23, 1998
                        Re: Joint Filing of Schedule 13D

The undersigned hereby agree that:

        (i) each of them is individually eligible to use the Schedule 13D attached hereto;

        (ii) the attached Schedule 13D is filed on behalf of each of them;

        (iii)       each of them is responsible for the timely filing of such
                    Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.


                                    ROHM AND HAAS COMPANY


                                    By: /s/ Robert P. Vogel
                                       ------------------------
                                    Name: Robert P. Vogel
                                    Title: Vice President and General Counsel


                                    LIGHTNING ACQUISITION CORP.


                                    By: /s/ Michael S. Foster
                                       ------------------------
                                    Name: Michael S. Foster
                                    Title: Vice President

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